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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 19, 1998

                         WINDMERE-DURABLE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        1-10177                                         59-1028301
 (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)

                         WINDMERE-DURABLE HOLDINGS, INC.
                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 362-2611

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ITEM 5.           On May 19, 1998, Windmere-Durable Holdings, Inc. (the
                  "Company") and Salton-Maxim Housewares, Inc. ("Salton") jointly announced that the Board of Directors of the Company and a Special Committee of the Board of Directors of Salton had approved the Stock Agreement which the two companies had entered into on May 6, 1998. Pursuant to that agreement, under certain terms and conditions, Salton has the right to purchase the Company's approximate 50% equity interest in Salton, and, if Salton fails to exercise or close its right to purchase such interest, the Company has the right to acquire the remaining equity interest which it does not own. The joint press release of the Company and Salton dated May 19, 1998 is incorporated by reference to Exhibit 99.2 hereto.

                  The foregoing reference to the Stock Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to the Company's
                  May 6, 1998 Form 8-K, and to a corrected form of Schedule I to Exhibit A to such agreement, filed herewith as Exhibit 10.2.

EXHIBITS:

10.2 Corrected form of Schedule I to Exhibit A to the Stock Agreement dated as of May 6, 1998 by and between the Company, Salton and certain Salton Executive Related Parties (as defined therein).

99.2     Press Release dated May 19, 1998 jointly issued by the Company and
         Salton.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WINDMERE-DURABLE HOLDINGS, INC.




Date: May 20, 1998                         By: /s/ Harry D. Schulman
                                              ---------------------------------
                                              Harry D. Schulman
                                              Senior Vice President, Finance and
                                              Administration